Exhibit 99.1

Media contact:
Gina Penzig,
director, corporate communications
Phone: 785.575.8089
gina.penzig@WestarEnergy.com
Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce.burns@WestarEnergy.com

WESTAR ENERGY ANNOUNCES FIRST QUARTER 2011 RESULTS

TOPEKA, Kan., May 5, 2011 — Westar Energy, Inc. (NYSE:WR) today announced earnings of $31 million, or $0.27 per share, for the first quarter 2011 unchanged from the first quarter 2010.

Per share results for the first quarter 2011 reflect additional shares outstanding as a result of the company having issued shares to fund capital investments.

Net income for the first quarter increased $1 million compared with the same period in 2010. A $22 million increase in revenues was offset by higher operating expenses.

Earnings Guidance

The company affirmed its 2011 earnings guidance of $1.65 to $1.80 per share. The company has posted to its website a summary of factors it considers to be principal drivers and adjustments used in arriving at its earnings guidance. The summary is located under Supplemental Materials within the Investors section of the company website at www.WestarEnergy.com.

Westar Energy announces first quarter 2011 results	Page 2 of 3

Conference Call and Additional Company Information

Westar Energy management will host a conference call Friday, May 6 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing 800-510-9691, participant code 50313220. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed first quarter 2011 financial information, the company’s quarterly report on Form 10-Q for the period ended Mar. 31, 2011 filed with the Securities and Exchange Commission May 5, 2011, and other filings the company has made with the Securities and Exchange Commission are available on the company’s website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 687,000 customers in the state. Westar Energy has about 6,800 megawatts of electric generation capacity and operates and coordinates more than 34,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company’s Quarterly Report on Form 10-Q filed May 5, 2011 (a) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 8 and 9; and (3) other factors discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Westar Energy announces first quarter 2011 results	Page 3 of 3

WESTAR ENERGY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2011	2010	Change
Retail	$357,917	$333,245	$24,672
Wholesale	78,594	82,748	(4,154)
Transmission	37,176	36,629	547
Other	8,033	7,208	825

Total Revenues	$481,720	$459,830	$21,890

Fuel and purchased power	134,184	133,800	384
Operating and maintenance	137,351	121,172	16,179
Depreciation and amortization	70,259	66,930	3,329
Selling, general and administrative	48,767	45,927	2,840

Total Operating Expenses	390,561	367,829	22,732

Income from Operations	91,159	92,001	(842)

Other expense	(1,151)	(1,883)	732
Interest expense	43,538	44,616	(1,078)
Income tax expense	13,513	13,820	(307)

Net Income	32,957	31,682	1,275
Less: Net income attributable to noncontrolling interests	1,373	1,002	371

Net income attributable to Westar Energy	31,584	30,680	904

Preferred dividends	242	242	—

Net Income Attributable to Common Stock	$31,342	$30,438	$904

Earnings per common share, basic	$0.27	$0.27	$—

Average equivalent common shares outstanding	113,875	110,925	2,950

Dividends declared per share	$0.32	$0.31	$0.01